Exhibit 99.1

Applied DNA Reports Fiscal Second Quarter 2019 Financial Results

Company to Hold Conference Call and Webcast Today,
Thursday, May 9, 2019 at 4:30 PM EST.

STONY BROOK, N.Y. – May 9, 2019 - Applied DNA Sciences, Inc. (NASDAQ: APDN) (“Applied DNA” or the "Company"), announced consolidated financial results for the fiscal 2019 second quarter ended March 31, 2019.

“We successfully closed on a definitive agreement with TheraCann that contained the largest payment transaction in company history. This new revenue stream beachhead from legal cannabis sits beside the considerable progress we have made in driving adoption of our DNA technology platform and its commercialization across global textile industries,” stated Dr. James A. Hayward, president and CEO of Applied DNA. “Our exclusive cannabis licensing and cooperation agreement with TheraCann secures $5 million in up-front payments by August 15, 2019 (of which $1 million has already been received) and includes annual minimum commitments that scale over time to $20 million in order to maintain the exclusive license. Powered by our CertainT® platform, TheraCann’s ETCH biotrace™ system can offer the global legal cannabis and hemp industries what we believe is an unparalleled ability to ensure true authentication and provenance verification.”

“Growing worldwide demand for legalized cannabis is driving the creation of global supply chains that need to be secured and validated from inception through consumption. TheraCann’s market position, together with our proven molecular tags and application and authentication systems, is yielding a pipeline of opportunities that spans interest from numerous countries wanting to protect their licensed cannabis supply chain to commercial trials for international export opportunities.”

Continued Dr. Hayward, “Within our textile practice, our initiatives to further penetrate the very large synthetic fiber market are beginning to bear fruit. Initial volumes of goods tagged under our CertainT licensing platform are now appearing at retail via Amazon.com and on the store shelves of a big box retailer in North America. We are also executing on our strategy to engage key participants along multiple points in the global textile value chain to more broadly drive adoption of our platform. To that end, we are today involved in active pilot projects with fiber manufacturers that cumulatively represent approximately 50% of the annual global market for viscose. In cotton, after the close of the quarter, we announced our entry into the Egyptian cotton market to demonstrate the same level of authenticity and accountability to manufacturers of luxury Egyptian cotton products as we have to the U.S. cotton industry.

“Cannabis, textiles and our wholly-owned subsidiary, LineaRx are expected to drive our top-line performance for the balance of fiscal 2019 while we also progress nascent opportunities in other industries, including pharmaceuticals, ” concluded Dr. Hayward. “We believe market trends are becoming tailwinds for us: sustainability in manufacturing is becoming increasingly relevant to today’s consumer, and manufacturers are seeking to elevate brands and products by establishing the transparency and truth that consumers desire. Our DNA technology platform can be the basis for the trust that both sides seek.”

Fiscal Second Quarter 2019 Financial Results:

•	Revenues decreased 25% for the second quarter of fiscal 2019 to $778 thousand, compared with $1.0 million reported in the second quarter of fiscal 2018, and decreased 12% from the $884 thousand reported in the first fiscal quarter ended December 31, 2018. The year-over-year decrease in revenues was due primarily to a decrease in product revenues of $315 thousand from our biopharmaceutical and consumer asset marking verticals. The quarter-over-quarter decrease in revenues reflects the fulfillment of a cotton order during the first quarter of fiscal 2019.

•	Effective October 1, 2018, the Company was required to adopt Accounting Standards Update (ASU; the “Update”) No. 2014-09, Revenue from Contracts with Customers (Topic 606), utilizing the modified retrospective method. Had the Company not adopted the Update, the Company would have recognized additional revenue of approximately $440 thousand and $830 thousand during the second quarter and first six months of fiscal 2019, respectively. These amounts were primarily comprised of the recognition of $383 thousand and $766 thousand during the three and six months periods ended March 31, 2019, respectively, under a $1.15 million cotton order shipped in June 2018, with extended payment terms. The total cumulative impact of the Update that was recorded to opening retained earnings in fiscal 2019 was approximately $494 thousand. See Cumulative Effect Adjustment and the Impact on Current Period Financial Statements of Adopting Topic 606 attached.
•	Total operating expenses increased to $3.3 million for the second fiscal quarter of 2019, compared with $2.8 million in the prior fiscal year’s second quarter. This increase is primarily attributable to an increase in stock-based compensation expense.
•	Net loss for the quarter ended March 31, 2019 was $2.7 million, or $0.08 per share, compared with a net loss of $2.1 million, or $0.07 per share, for the quarter ended March 31, 2018 and a net loss of $3.2 million, or $0.11 per share for the quarter ended December 31, 2018.
•	Excluding non-cash expenses, Adjusted EBITDA was negative $2.3 million for the quarters ended March 31, 2019 and 2018. See below for information regarding non-GAAP measures.

Six-Month Financial Highlights:

•	Revenues for the first six months of fiscal 2019 totaled $1.66 million, a decrease of 2% from $1.69 million from the same period in the prior fiscal year. The decrease in revenues was due to a decrease in product revenue of $343 thousand, or 41%, offset by an increase in service revenues of $315 thousand, or 37%.
•	Operating expenses for the six months ended March 31, 2019 increased by $902 thousand or 14% for the same period last fiscal year. The increase is primarily attributable to an increase in stock-based compensation, offset to a lesser extent by decreases in R&D and depreciation and amortization expenses.
•	Net loss for the six months ended March 31, 2019 was $5.9 million or $0.16 per share, compared with a net loss of $5.3 million or $0.18 per share for the six months ended March 31, 2018.
•	Excluding non-cash expenses and interest, Adjusted EBITDA for the six months ended March 31, 2019 was a negative $4.9 million as compared to a negative $5.1 million for the same period in the prior fiscal year. See below for information regarding non-GAAP measures.

Select Recent Operational Highlights:

•	On May 7th, the Company and American & Effird (“A&E”)announced that A&E will be previewing its new line of advanced molecular-tagged identification threads, branded “integrity”, later this month. A&E will publicly display this latest breakthrough at the upcoming Texprocess show in Frankfurt Germany.
•	On April 29, 2019, Applied DNA’s wholly-owned subsidiary, LineaRx announced that it has improved expression levels and survival rates of linear DNA constructs delivered to human T cells without viruses or plasmids. In collaboration with Avectas, a cell engineering technology business enabling the manufacture of cell therapies, LineaRx has achieved a greater than four-fold increase in cell survival, and a more than 50% increase in linear gene expression of a model amplicon. Results were presented by Avectas two weeks ago at the Cell & Gene Meeting on the Mediterranean, attended by more than 50 companies.
•	On April 22, 2019, the Company and GHCL announced the launch of “REKOOP” on Amazon.com. REKOOP is verified by the Company’s CertainT platform. The “REKOOP” range of bedding products is meant for the ecologically conscious consumer who is making purchase decisions to support the environment and is supportive of initiatives that help reduce the carbon footprint.
•	On April 11, 2019, Applied DNA announced the signing of a non-binding MOU with Netherlands-based Stahl. Under the terms of the MOU, the parties will continue the evaluation of molecular tagging of process chemicals and coatings utilizing Stahl’s product offerings as a point of entry into supply chains for the Company’s molecular tags. Stahl will provide technical expertise to the company relating to the process chemicals used in leather manufacturing.
•	On April 8, 2019, the Company’ announced that its wholly owned subsidiary, LineaRx, achieved what it believes to be a biotech industry first with Anti-CD19 expression in human CAR T cells via proprietary non-viral, plasmid-free platform.
•	On April 2, 2019, Loftex, a leading manufacturer of high-quality towels, announced that the first retail introduction of their bath towels including recycled PET (rPET) source-verified by Applied DNA’s CertainT® platform are now available at US retail this month. Loftex introduced the eco-friendly towel, partially comprised of rPET materials as part of their commitment to sustainability both in their factory and in their products.
•	On March 29, 2019, the Company signed an exclusive cannabis licensing and cooperation agreement with Theracann International. As part of the agreement, Applied DNA is to receive staged payments totaling $5 million by August 15, 2019. The Company announced that the first payment of $1 million was received during April 2019. The agreement also calls for annual payment minimums that scale from $7 million in year three to $20 million in year fifteen to maintain license exclusivity.
•	On March 1, 2019, Applied DNA announced that its wholly owned subsidiary, LineaRx and Takis/Evvivax are progressing linear DNA for use as a cancer vaccine. LineaRx shipped TK7 and ConTRT amplicons to Takis/Evvivax in early March as part of the companies’ Joint Development Agreement entered into during September 2018.

Fiscal Second Quarter 2019 Conference Call Information

The Company will hold a conference call and webcast to discuss its fiscal second quarter-end 2019 results on Thursday, May 9, 2019 at 4:30 PM ET. To participate on the conference call, please follow the instructions below. While every attempt will be made to answer investors’ questions on the Q&A portion of the call, due to the large number of expected participants, not all questions may be answered.

To Participate:

•	Participant Toll Free:1-844-887-9402
•	Participant Toll: 1-412-317-6798
•	Please ask to be joined to the Applied DNA Sciences call

Live webcast: https://services.choruscall.com/links/apdn190509.html

Replay (available 1 hour following the conclusion of the live call through May 16, 2019):

•	Participant Toll Free: 1-877-344-7529
•	Participant Toll: 1-412-317-0088
•	Participant Passcode: 10130964
•	Webcast replay: https://services.choruscall.com/links/apdn190509.html

For those investors unable to attend the live call, a copy of the presentation is expected to be posted by end of business on May 10, 2019 and available under the ‘Events and Presentations’ section of the company’s Investor Relations web site: https://adnas.com/molecular-based-security/investors/

Information about Non-GAAP Financial Measures

As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our condensed consolidated financial statements prepared and presented in accordance with GAAP, this earnings release includes Adjusted EBITDA, which is a non-GAAP financial measure as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information presented in accordance with GAAP. We use this non-GAAP financial measure for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our business by excluding non-cash expenses that may not be indicative of our recurring operating results. We believe this non-GAAP financial measure is useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

“EBITDA”- is defined as earnings (loss) before interest expense, income tax expense and depreciation and amortization expense.

“Adjusted EBITDA”- is defined as EBITDA adjusted to exclude (i) stock-based compensation and (ii) other non-cash expenses.

About Applied DNA Sciences

Applied DNA is a provider of molecular technologies that enable supply chain security, anti-counterfeiting and anti-theft technology, product genotyping and DNA mass production for diagnostics and therapeutics.

We make life real and safe by providing innovative, molecular-based technology solutions and services that can help protect products, brands, entire supply chains, and intellectual property of companies, governments and consumers from theft, counterfeiting, fraud and diversion.

Visit adnas.com for more information. Follow us on Twitter and LinkedIn. Join our mailing list.

Common stock listed on NASDAQ under the symbol APDN, and warrants are listed under the symbol APDNW.

Forward-Looking Statements

The statements made by Applied DNA in this press release may be “forward-looking” in nature within the meaning of the Private Securities Litigation Act of 1995. Forward-looking statements describe Applied DNA’s future plans, projections, strategies and expectations, and are based on assumptions and involve a number of risks and uncertainties, many of which are beyond the control of Applied DNA. Actual results could differ materially from those projected due to its history of net losses, limited financial resources, limited market acceptance, the uncertainties inherent in research and development, future clinical data and analysis, including whether any of Applied DNA’s product candidates will advance further in the preclinical research or clinical trial process, including receiving clearance from the U.S. Food and Drug Administration or equivalent foreign regulatory agencies to conduct clinical trials and whether and when, if at all, they will receive final approval from the U.S. FDA or equivalent foreign regulatory agencies, shifting enforcement priorities of US federal laws relating to cannabis, ability to maintain its NASDAQ and various other factors detailed from time to time in Applied DNA’s SEC reports and filings, including our Annual Report on Form 10-K filed on December 18, 2018, as amended, and our subsequent quarterly reports on Form 10-Q filed on February 7, 2019 and May 9, 2019, and other reports we file with the SEC, which are available at www.sec.gov. Applied DNA undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date hereof to reflect the occurrence of unanticipated events, unless otherwise required by law.

Investor contact: Sanjay M. Hurry, 212-838-3777, LHA Investor Relations, shurry@lhai.com

Media contact: Susan Forman, Dian Griesel Int’l., 212-825-3210, sforman@dgicomm.com

Web: www.adnas.com

Twitter: @APDN

Financial Tables Follow

APPLIED DNA SCIENCES, INC.

CONSOLIDATED BALANCE SHEETS

	March 31, 2019	September 30, 2018
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,541,141	$1,659,564
Accounts receivable, net	316,204	1,485,938
Inventories	314,675	221,369
Prepaid expenses and other current assets	591,069	635,174
Total current assets	2,763,089	4,002,045

Property and equipment, net	315,751	419,774

Other assets:
Deposits	62,371	62,325
Goodwill	285,386	285,386
Intangible assets, net	799,487	864,203

Total Assets	$4,226,084	$5,633,733

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$1,014,291	$965,167
Deferred revenue	1,205,469	1,856,693

Total current liabilities	2,219,760	2,821,860

Long-term accrued liabilities	546,114	470,739
Secured convertible notes payable	2,194,568	1,586,631

Total liabilities	4,960,442	4,879,230

Commitments and contingencies

Stockholders’ (Deficit) Equity
Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- shares issued and outstanding as of March 31, 2019 and September 30, 2018	-	-
Series A Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- issued and outstanding as of March 31, 2019 and September 30, 2018	-	-
Series B Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- issued and outstanding as of March 31, 2019 and September 30, 2018	-	-

Common stock, par value $0.001 per share; 500,000,000 shares authorized; 37,735,157 and 30,112,057 shares issued and outstanding as of March 31, 2019 and September 30, 2018, respectively	37,735	30,112
Additional paid in capital	253,021,844	249,090,474
Accumulated deficit	(253,793,937)	(248,366,083)

Total stockholders’ (deficit) equity	(734,358)	754,503
Total Liabilities and Stockholders’ (Deficit) Equity	$4,226,084	$5,633,733

APPLIED DNA SCIENCES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2019	2018	2019	2018
Revenues:
Product revenues	$171,261	$486,341	$493,137	$836,474
Service revenues	607,207	557,605	1,169,654	855,149
Total revenues	778,468	1,043,946	1,662,791	1,691,623

Cost of revenues	133,141	372,153	286,626	703,593

Operating expenses:
Selling, general and administrative	2,528,914	1,996,604	5,611,295	4,589,759
Research and development	651,377	669,813	1,360,941	1,409,880
Depreciation and amortization	97,673	145,280	232,724	302,928

Total operating expenses	3,277,964	2,811,697	7,204,960	6,302,567

LOSS FROM OPERATIONS	(2,632,637)	(2,139,904)	(5,828,795)	(5,314,537)

Other income (expense):
Interest (expense) income, net	(37,417)	-	(69,028)	-
Other expense	(16,703)	(6,305)	(23,254)	(15,385)

Loss before provision for income taxes	(2,686,757)	(2,146,209)	(5,921,077)	(5,329,922)

Provision for income taxes	—	—	—	—

NET LOSS	$(2,686,757)	$(2,146,209)	$(5,921,077)	$(5,329,922)

Net loss per share-basic and diluted	$(0.08)	$(0.07)	$(0.16)	$(0.18)

Weighted average shares outstanding- Basic and diluted	33,399,597	30,112,057	36,384,939	28,879,804

APPLIED DNA SCIENCES, INC.

CALCULATION AND RECONCILIATION OF ADJUSTED EBITDA

(unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2019	2018	2019	2018

Net Loss	$(2,686,757)	$(2,146,209)	$(5,921,077)	$(5,329,922)
Interest expense (income), net	37,417	-	69,028	-
Depreciation and amortization	97,673	145,280	232,724	302,928
Stock based compensation expense (income)	267,094	(285,045)	757,338	(53,932)
Bad debt expense	-	17,117	(8,633)	17,117
Total non-cash items	402,184	(122,648)	1,050,457	266,113
Consolidated Adjusted EBITDA (loss)	$(2,284,573)	$(2,268,857)	$(4,870,620)	$(5,063,809)

APPLIED DNA SCIENCES, INC.

CUMULATIVE EFFECT ADJUSTMENT AND THE IMPACT ON CURRENT PERIOD FINANCIAL STATEMENTS OF ADOPTING TOPIC 606

(unaudited)

	Three months ended December 31, 2018 (unaudited)
	prior U.S. GAAP	Topic 606 impact	as reported
Statement of Operations
Revenues
Product	$554,357	$(383,096)	$171,261
Service	663,816	(56,609)	607,207
Total revenues	$1,218,173	$(439,705)	$778,468

Cost of revenues	$136,474	$(3,333)	$133,141
Loss from operations	$(2,196,265)	$(436,372)	$(2,632,637)

	Six months ended December 31, 2018 (unaudited)
	prior U.S. GAAP	Topic 606 impact	as reported
Statement of Operations
Revenues
Product	$1,259,329	$(766,192)	$493,137
Service	1,233,891	(64,237)	1,169,654
Total revenues	$2,493,220	(830,429)	$1,662,791

Cost of revenues	$293,293	$(6,667)	$286,626
Loss from operations	$(5,005,032)	$(823,763)	$(5,828,795)

Assets
Prepaid and other current assets	$597,736	$(6,667)	$591,069

Liabilities and stockholder’s equity
Deferred Revenue	$875,232	$330,237	$1,205,469
Accumulated Deficit	$(253,463,700)	$(330,237)	$(253,793,937)